Exhibit 99.1
Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
August 2, 2007
COGDELL SPENCER INC. REPORTS
SECOND QUARTER 2007 FINANCIAL RESULTS
Charlotte, N.C. (August 2, 2007) — Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers, today announced financial results for the quarter ended June 30, 2007.
Second Quarter 2007 Results
Cogdell Spencer Inc. reports Funds from Operations (FFO) per share and operating partnership unit of $0.28 and net loss per share of ($0.12) for the three months ended June 30, 2007.
FFO for the three months ended June 30, 2007 was $4.6 million, or $0.28 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 16,437,032 and 16,455,322, respectively, for the quarter ended June 30, 2007.
Net loss was ($1.5 million) for the three months ended June 30, 2007, or ($0.12) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 11,931,217 for the quarter ended June 30, 2007.
As of June 30, 2007, the Company’s portfolio consisted of 53 wholly-owned properties and four joint venture properties, comprising a total of approximately 3.1 million square feet. The overall percentage of leased space at the Company’s in-service, wholly-owned properties as of June 30, 2007, was 93.2%. In addition, the Company manages 58 properties for third party clients totaling 2.5 million square feet.
Results for the Six Months Ended June 30, 2007
FFO for the six months ended June 30, 2007 was $8.2 million, or $0.56 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 14,697,470 and 14,716,664, respectively, for the six months ended June 30, 2007.

Net loss was ($3.4 million) for the six months ended June 30, 2007, or ($0.34) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 10,152,833 for the six months ended June 30, 2007.
Acquisitions
On June 29, 2007, Cogdell Spencer Inc. announced the acquisition of the Central New York Medical Center in Syracuse, New York, for approximately $36.0 million. The fully leased, six-story, 111,634 square foot facility is located on the campus of the Crouse Hospital and includes a 469 space parking garage. The transaction consisted of cash and operating partnership units. No outside brokers were involved.
Development
In April 2007, Carolina Forest Medical Plaza located in Myrtle Beach, South Carolina completed construction. This 39,016 square foot medical office building began receiving rent as of April 1, 2007, and is 43.2% leased at June 30, 2007. The medical office building is anchored by Grand Strand Regional Medical Center.
In June 2007, Cogdell Spencer Inc. completed a 52,878 square foot rehabilitation hospital in Lancaster, Pennsylvania. This facility is owned by Cogdell Spencer Inc. and leased to an operating joint venture composed of St. Louis-based Centerre Healthcare Corp. and Lancaster General Hospital. The facility, located on the Lancaster General Health Campus, includes a therapeutic pool, gymnasium, 50 private rooms and space for intensive inpatient physical rehabilitation following strokes, trauma or other health care problems that result in severe disabilities. The facility is 100 percent leased and rent payments began on June 1, 2007.
Financing
In May 2007, the Company refinanced the Parkridge MOB, LLC mortgage note payable. The note payable requires interest-only payments through June 2012 and principal and interest payments of $84,359 per month from July 2012 through the maturity date of June 2017. The note payable has a fixed interest rate of 5.68%.
In May 2007, the Company obtained construction financing related to the Mebane Medical Office Building project. The facility provides financing up to $13.0 million with an interest rate equal to LIBOR plus 1.3%. The mortgage note payable will mature in three years and provides for interest-only payments through May 2009 and principal payments based on a 30 year amortization from June 2009 through the maturity date of May 2010. The facility has two one-year extension options.
In connection with the acquisition of the Central New York Medical Center, the Company obtained a mortgage note payable for $24.5 million. The note payable requires interest-only payments through the maturity date of May 2017 at a fixed rate of 6.22%.
Second Quarter Dividend
On June 13, 2007, the Company announced that its Board of Directors had declared a quarterly dividend of $0.35 per share of common stock payable on July 19, 2007 to stockholders of record on June 25, 2007. The dividend covers the second quarter of 2007.

Outlook
Cogdell Spencer’s management expects that FFO per share and operating partnership unit for the year ending December 31, 2007 will be between $1.14 and $1.23. A reconciliation of the range of projected net loss to projected FFO for the year ending December 31, 2007 is below:

(In thousands, except per share and unit data)
Net loss before minority interests in Operating Partnership	$(16,700)	- -	$(17,800)

Plus real estate related depreciation and amortization	34,500	- -	37,000

Less gain from sale of real estate property and partnerships	—	- -	—

Funds from Operations (FFO)	$17,800	- -	$19,200

FFO per share and unit — diluted	$1.14	- -	$1.23

Weighted average shares and units outstanding — diluted	15,600		15,600

Supplemental operating and financial data are available in the Investors Relations section of the Company’s Web site at www.cogdellspencer.com.
The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months and six months ended June 30, 2007. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. The Company presents FFO because it considers it an important supplemental measure of operational performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor is it indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO is included as an attachment to this press release.

Conference Call
Cogdell Spencer Inc. invites you to attend the Second Quarter 2007 Conference Call on Friday, August 3, 2007 at 10:00 a.m. (Eastern Time). The number to call for this teleconference is (866) 578-5784 (domestic) or (617) 213-8056 (international), and the participant passcode is 82697773. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q2 2007 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com.
A playback will begin at 12:00 p.m. on August 3, 2007 and will be available until August 17, 2007. To access the playback, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and enter the passcode 77812858. The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q2 2007 Cogdell Spencer Earnings Conference Call” link on the Investor Relations page, as well as at www.streetevents.com and www.earnings.com.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered and self-managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. At present, the Cogdell Spencer Inc. portfolio consists of 53 wholly owned properties, four joint venture properties, and 58 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the Company’s web site at www.cogdellspencer.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; our ability to obtain future financing arrangements; our ability to renew ground leases; defaults by tenants; and changes in the reimbursement available to our tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s Form 10-K for the year ended December 31, 2006. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:
Rental	$14,610	$13,381	$28,925	$25,098
Management fee revenue	498	218	1,095	560
Expense reimbursements	329	135	675	310
Development fee revenue	21	2	251	89
Interest and other income	192	242	601	533

Total revenues	15,650	13,978	31,547	26,590
Expenses:
Property operating and management	6,065	4,855	11,970	9,089
General and administrative	1,683	1,580	3,934	3,435
Depreciation and amortization	6,749	7,466	13,391	13,926
Interest	3,188	3,393	7,223	5,784

Total expenses	17,685	17,294	36,518	32,234

Loss from continuing operations before equity in earnings of unconsolidated real estate partnerships and minority interests	(2,035)	(3,316)	(4,971)	(5,644)
Equity in earnings of unconsolidated real estate partnerships	4	—	(5)	5
Minority interests in real estate partnership	(22)	(22)	(39)	(53)
Minority interests in operating partnership	562	1,177	1,611	2,008
Discontinued operations	—	(5)	—	(7)

Net loss	$(1,491)	$(2,166)	$(3,404)	$(3,691)

Basic and diluted loss per share	$(0.12)	$(0.27)	$(0.34)	$(0.46)

Weighted average common shares — basic and diluted (1)	11,931	7,975	10,153	7,974

(1)	18 and 22 shares of unvested restricted common stock are anti-dilutive due to the net loss for the three months ended June 30, 2007 and 2006, respectively. 19 and 25 shares of unvested restricted common stock are anti-dilutive due to the net loss for the six months ended June 30, 2007 and 2006, respectively.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	June 30, 2007	December 31, 2006

Assets
Real estate:
Operating real estate properties	$421,847	$361,982
Less: Accumulated depreciation	(33,504)	(23,664)

Total operating real estate properties, net	388,343	338,318
Construction in progress	13,857	12,854

Total real estate, net	402,200	351,172
Cash and cash equivalents	4,177	1,029
Restricted cash	1,113	982
Investment in capital lease	6,040	6,193
Acquired above market leases, net	886	966
Acquired in place lease value and deferred leasing costs, net	17,313	18,205
Acquired ground leases, net	3,072	3,092
Deferred financing costs, net	1,176	1,018
Goodwill	5,335	5,326
Other assets	6,888	5,075

Total assets	$448,200	$393,058

Liabilities and stockholders’ equity
Notes payable under line of credit	$34,000	$77,487
Mortgage loans	210,855	184,544
Accounts payable and accrued liabilities	16,079	9,851
Accrued dividends and distributions	5,728	4,404
Acquired below market leases, net	3,698	3,096

Total liabilities	270,360	279,382
Minority interests	50,055	54,001
Stockholders’ equity	127,785	59,675

Total liabilities and stockholders’ equity	$448,200	$393,058

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations (FFO) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Net loss	$(1,491)	$(2,166)	$(3,404)	$(3,691)
Plus minority interests in operating partnership	(562)	(1,179)	(1,611)	(2,012)
Plus real estate related depreciation and amortization (2)	6,658	7,433	13,212	13,863

Funds from Operations (FFO) (1)	$4,605	$4,088	$8,197	$8,160

FFO per share and unit — basic and diluted	$0.28	$0.33	$0.56	$0.66

Weighted average shares and units outstanding — basic	16,437	12,340	14,697	12,339

Weighted average shares and units outstanding — diluted	16,455	12,362	14,717	12,364

(1)	As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains from sales of property, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $6,640 and $7,414 and the Company’s share of joint venture real estate depreciation and amortization of $18 and $19 for the three months ended June 30, 2007 and 2006, respectively. Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $13,174 and $13,826 and the Company’s share of joint venture real estate depreciation and amortization of $38 and $37 for the six months ended June 30, 2007 and 2006, respectively.
Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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